Exhibit 99.1

TECHPRECISION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE VOTAW PRECISION TECHNOLOGIES

VOTAW IS A LEADING SUPPLIER OF HIGHLY ENGINEERED SPACE, DEFENSE AND AEROSPACE HARDWARE AND MISSION CRITICAL COMPONENTS

Expected to More Than Double Revenue and EBITDA(1)

Anticipated to Strengthen and Increase Strategic Capabilities in the Defense and Aerospace Industries

Will Add Tactical Capacity for Growth

WESTMINSTER, MA / ACCESSWIRE / November 29, 2023 / TechPrecision Corporation (NASDAQ:TPCS) ("TechPrecision" or "the Company") today announced that it has entered into a definitive agreement (the “SPA”) to purchase all of the outstanding shares of Votaw Precision Technologies, Inc. (“Votaw”). Located in Santa Fe Springs, CA, Votaw is a privately-held operating company of Doerfer Corporation (“Seller”). Upon completion of the acquisition, Votaw will become a wholly owned subsidiary of TechPrecision.

Alexander Shen, TechPrecision’s Chief Executive Officer stated:

“On a consolidated basis, the Votaw acquisition will immediately more than double the Company’s revenue and EBITDA, and will strategically increase TechPrecision’s already established defense and aerospace presence.

Further, as part of our future strategic plan, the current Votaw facilities footprint has available space to physically merge Votaw and our STADCO subsidiary into a single location. By redeploying STADCO into the Votaw footprint, we project annual savings of several million dollars in overhead, and millions of dollars in CAPEX over the coming years.

As a leading supplier of highly engineered precision Spaceflight & Defense Hardware and Mission & Safety Critical Components, we believe Votaw is well-positioned on several leading manned and unmanned space platforms and across a number of high-profile defense and aerospace programs to have continued success and growth in these areas.”

Select Terms of the SPA. Below is a brief summary of the terms of the SPA. For more complete information, please see our Current Report on Form 8-K to be filed with the Securities and Exchange Commission and the full text of the agreement filed with such Current Report.

•	Purchase Price: $85M on a cash and debt free basis.

o	Closing Payment: TechPrecision will pay $70M to Seller at closing.

o	Semi-annual payments: TechPrecision will pay Seller $2.5M every six months thereafter until it has paid a total of $15M.

•	Earnout: TechPrecision will be obligated to pay up to an additional $25M as an earnout payment; to be paid out over three years starting June 30, 2024, based on Votaw’s FY2024 EBITDA. The earnout payment will be determined by a formula based on Votaw’s achieving FY2024 of EBITDA over $11.175M and will be $25M if EBITDA is at least $14.1M.

•	Equipment Purchase: Seller is paying for up to three new machines currently being installed or scheduled to be installed in calendar year 2024, at a cost to it of up to approximately $6.6M.

•	Closing Date: The acquisition is expected to be completed between December 15, 2023, and March 31, 2024, subject to the satisfaction of customary closing conditions.

•	Termination Rights: TechPrecision has 45 days from the date of signing to complete its ongoing due diligence to its satisfaction or terminate the SPA without recourse.

About Votaw

Founded in 1963, Votaw is a leading precision manufacturing company with comprehensive and vertically integrated capabilities and capacity in precision machining, fabrication, large complex assembly, testing and finishing, enabling it to support a diverse customer base from first article to full-rate production.

With approximately 156 employees, it operates in a 200,000+ square foot integrated campus in Santa Fe Springs, CA.

Votaw focuses on Spaceflight & Defense Hardware, and Mission & Safety Critical Components serving key blue-chip customers such as Beyond Gravity, Boeing Company, Huntington Ingalls Industries, Lockheed Martin, Moog, Northrop Grumman Corporation, Phantom Space Corporation, RTX Corporation, Saab AB, Sandia National Laboratories, Sierra Space Corporation, Space Exploration Technologies Corp. (SPACEX), and United Launch Alliance (ULA).

Votaw, whose fiscal year ends October 31, projects its FY23 revenue to be approximately $46M; its net income to be approximately $4.7M; and its EBITDA(1) to be approximately $7.7M.

To learn more about Votaw, please visit the corporate website www.votaw.com. Information on Votaw’s website or any other website does not constitute a part of this press release.

FURTHER DISCUSSION OF TRANSACTION Until the transaction has closed, TechPrecision will not discuss the transaction or accept oral comments at the quarterly conference calls, and will not respond to emails on the matter, except as otherwise required by law.

(1) EBITDA is a non-GAAP financial measure. While the Company considers EBITDA to be an important measure of operating performance, EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. The Company believes that it is unreasonably difficult to provide a reconciliation of its estimated pro forma EBITDA or the projected fiscal year 2024 EBITDA of Votaw for a number of reasons, including, without limitation, the unknown effect, timing and potential significance of certain income statement items.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and STADCO, manufacture large-scale, metal fabricated and machined precision components and equipment. These products are used predominantly in the defense, aerospace, and precision industrial markets. TechPrecision's goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection, and testing. To learn more about the Company, please visit the corporate website at www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "should," "would" and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the definitive securities purchase agreement between TechPrecision and Votaw; the failure to obtain any necessary contractual or regulatory approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; TechPrecision's ability to complete the acquisition and integration of Votaw successfully; our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside of our control, including health emergencies, like epidemics or pandemics, the Russia-Ukraine and Israel-Hamas conflicts, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; general economic conditions; and other risks discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.